UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 1, 2016

ANADIGICS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Amendment of a Material Definitive Agreement.

Merger Agreement

On February 1, 2016, ANADIGICS, Inc., a Delaware corporation (the “Company” or “Anadigics”), entered into an Amendment (the “Amendment) to the Agreement and Plan of Merger (the “II-VI Merger Agreement”) with II-VI Incorporated, a Delaware corporation (“Parent”), and Regulus Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”), pursuant to which Parent will acquire Anadigics. The Amendment amends the II-VI Merger Agreement to require Purchaser to commence the Offer within twelve (12) Business Days, as such terms are defined in the II-VI Merger Agreement, after the date of the II-VI Merger Agreement. The Amendment also amends the II-VI Merger Agreement to provide for the acceleration of vesting of the first tranche of 2015 performance-based restricted stock earned and granted, to revise for the current Shares issued and outstanding as of the close of business on the date immediate preceding the II-VI Merger Agreement, to revise the limit of the aggregate premiums of the run-off programs for purposes of directors’ and officers’ liability insurance, and agrees that any indemnification requirement of the Surviving Corporation, as such term is defined in the II-VI Merger Agreement, and Parent to be in excess of any insurance coverage.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached to this Report as Exhibit 2.2, which is incorporated in this Report by reference. The Amendment has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, the Purchaser or Anadigics, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the Merger.

Additional Information

The tender offer for the outstanding shares of common stock of Anadigics described in this Current Report on Form 8-K and the exhibits attached to this Report has not yet commenced. This Report is not an offer to purchase any shares of Anadigics or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Parent and the Purchaser will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission (“SEC”) and Anadigics will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to Anadigics stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.2	Amendment No. 1 dated as of February 1, 2016 to the Agreement and Plan of Merger, dated January 15, 2016, by and among ANADIGICS, Inc., II-VI Incorporated, and Regulus Acquisition Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2016

ANADIGICS, Inc.

By:	/s/ Ronald L. Michels
Name:	Ronald L. Michels
Title:	Chairman and Chief Executive
Officer

EXHIBIT INDEX

Exhibit No.	Description
2.2	Amendment No. 1 dated as of February 1, 2016 to the Agreement and Plan of Merger, dated January 15, 2016, by and among ANADIGICS, Inc., II-VI Incorporated, and Regulus Acquisition Sub, Inc.